SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     ____________________________________


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 3, 1997  (November 25,
                                     1996)

                          CAI WIRELESS SYSTEMS, INC.


            (Exact name of registrant as specified in its charter)



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     Connecticut                        0-22888                        06-1324691
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   (State or other                 (Commission File                   (IRS Employer
   jurisdiction of                      Number)                    Identification No.)
   incorporation)
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                    18 CORPORATE WOODS BLVD., ALBANY, NY   12211
               (Address of principal executive offices)    (Zip Code)


     Registrant's telephone number, including area code    (518) 462-2632





         (Former name or former address, if changed since last report)

Item 5 - OTHER EVENTS

(A) CAI Wireless Systems, Inc. ("CAI") entered into a Modification Agreement dated December 12, 1996 (the "Modification Agreement") with affiliates of Bell Atlantic Corporation and NYNEX Corporation (the "RBOCs"). The Modification Agreement suspends the Business Relationship Agreement (the "BR Agreement") among the parties for one year and gives CAI or its designee an option to purchase the $100 million RBOC investment in CAI.

MODIFICATION AGREEMENT

The BR Agreement originally provided the RBOCs with the ability to elect to become the marketer and provider of wireless cable services within various markets located in the RBOCs' operating territory using CAI's wireless delivery platform. For the one-year suspension period, the Modification Agreement suspends the right of the RBOCs to option these markets, and, therefore, relieves CAI of its obligations to reserve its Multichannel Multipoint Distribution Service (MMDS) spectrum for imminent use by the RBOCs as a video delivery platform and related construction obligations. All deadlines for construction and other obligations are tolled for one year and will be reinstated in the event that the BR Agreement is not terminated in accordance with its terms or the terms of the Modification Agreement.

The Modification Agreement also enables CAI to use its MMDS spectrum in markets subject to the BR Agreement during the suspension period for businesses in addition to video transmission, subject to appropriate regulatory approvals, and to enter new strategic relationships with third parties through the one-year suspension of certain covenants contained in the CAI Securities (as defined below). CAI intends to seek regulatory approval for full flexible use of the MMDS spectrum, including video, voice and data transmission in several of these markets.

In addition to suspending CAI's obligations under the BR Agreement for one year, the Modification Agreement provides CAI or its designee the right to acquire all, but not less than all, of the $100 million in CAI Securities held by the RBOCs. If notice to purchase the CAI Securities is received by the RBOCs within the first 120 days, the purchase price is $121,000,000; if received in the next 120 days, the purchase price is $100,000,000, together with accrued interest and dividends, plus $10 million, and if notice is received in the balance of the year, the purchase price is $100,000,000, together with accrued interest and dividends, plus $20 million.

The RBOCs' $100 million investment in CAI includes convertible debt and preferred stock and warrants all of which, if fully converted and exercised, would result in the right to acquire up to 45% of the equity of CAI warrants (as more fully described below, the "CAI Securities"). In connection with the arrangement, the average per share exercise/conversion price of the CAI Securities is reduced from $8.19 to $5.31, on full conversion and exercise. The exercise price is subject to readjustment in certain events.

In connection with the closing of any such purchase, the RBOCs have agreed to return to the Company their shares in CS Wireless Systems, Inc. ("CS Wireless"), representing almost 10% of the outstanding stock of this CAI majority-owned joint venture with Heartland Wireless Communications, Inc.

In the event that CAI does not purchase the CAI Securities or cannot locate a third party purchaser to do so within the first 270 days, the RBOCs have the right to sell the CAI Securities. If, after one year, the CAI Securities have not been purchased by CAI or a third party, the BR Agreement is reinstated. Upon the purchase of the CAI Securities, the BR Agreement terminates.

VERSATILITY OF MMDS SPECTRUM

CAI indicated that in connection with the one-year suspension it will expand the markets for which it is currently seeking regulatory approval for flexible use of its MMDS spectrum. To date, CAI has begun exploring mixed use of the spectrum for video, voice and data, including a commercial trial of a high speed Internet access service in Rochester, NY, where FCC has granted authority for a market trial of up to 500 customers and the submission to the FCC of an application for flexible use of the spectrum in the Hartford, CT market. (See
Item 5(C)(iii) for update on status of Hartford application.) In addition, CAI has been granted authority to conduct a commercial market trial of up to 1,000 subscribers for high speed Internet access service in its New York City market.

In addition, CS Wireless has applied to the FCC for authority to conduct a market trial of a high speed Internet access service, combined with a digital subscription television service in Dallas, TX with an anticipated roll-out, subject to regulatory approval, in 1997.

There can be no assurance that the Company will be granted permanent authority with respect to any of its pending applications or market trials, that any of the tests currently being conducted by the Company will be successful or that the commercial deployment of any new products will be commercially successful. The Company intends to expand its applications for such use of its MMDS spectrum in other markets and to seek strategic relationships with companies in aligned industries in these markets, although there can be no assurance that such applications will be granted or that such relationships will materialize.

The Company's digital video transport systems in Boston and Virginia Beach are two of the first state-of-the-art digital MMDS systems. CAI believes that 75% or better line-of-sight (LOS) targets can be obtained with minor modifications to these systems, including relocation of boosters and adjustments to the height of certain antennas. CAI does not have a present timetable during which it may deploy a digital video service in Boston or Virginia Beach and may re-deploy portions of the equipment in Boston to other markets.

The Company is vacating certain of its booster transmitter locations in Boston. In connection with such action, the Company is removing certain transmission and other portable equipment from such locations and abandoning certain leasehold improvements. Excess equipment will be held for other CAI markets to be built out where permitted pursuant to duly received regulatory approval or made available for sale. CAI anticipates that it will incur a loss, not expected to exceed $1 million, through the abandonment of leasehold improvements, lease terminations, installation costs and removal costs, however, there can be no assurance that such loss will not exceed $1 million. Further, there can be no assurance that the Company will apply for and receive any and all regulatory approvals necessary for the build out of other CAI markets.

BACKGROUND

BUSINESS RELATIONSHIP AGREEMENT. At the inception of the arrangement in the spring of 1995, the BR Agreement was considered a strategic path to allow the RBOCs to enter the subscription television market. It provides them the right to option digital transport systems constructed by CAI and CAI's MMDS spectrum in their respective operating territories as their delivery platform for digital video services. In anticipation of an option exercise and pursuant to the requirements of the BR Agreement, CAI constructed digital transport systems in Boston and Virginia Beach; however, no markets have been optioned to date.

SPECTRUM ACQUISITION. In anticipation of the BR Agreement and in furtherance of CAI's corporate objectives, CAI acquired MMDS spectrum in a number of principal RBOC markets, including the acquisition of ACS Enterprises, Inc., with analog subscription television businesses in Philadelphia, PA, Cleveland, OH and Bakersfield, CA, and wireless properties in Stockton/Modesto, CA. CAI also acquired analog wireless subscription television businesses in New York City and Washington, D.C., and access to MMDS spectrum in Baltimore, MD, Boston, MA and Pittsburgh, PA. Combined with its analog systems in Virginia Beach, VA and Albany, NY, and other MMDS spectrum in various Upstate New York markets, these acquisitions made CAI the largest wireless cable company in terms of LOS households.

FINANCING. To finance the MMDS spectrum acquisitions and build-out of digital transport systems, among other things, the RBOCs invested $100 million in CAI and the Company raised $275 million in an offering of its 12 1/4 % Senior Notes due 2002 in a public offering in September 1995. The RBOC investment consists of $30 million in Term Notes, $70 million Senior Preferred Stock and warrants to purchase convertible preferred stock (collectively, the "CAI Securities"), which, when combined with the conversion features of the Term Notes and Senior Preferred Stock, result in the right to acquire up to 45% of the equity of CAI. To date, none of the conversion features have been exercised by the RBOCs.

(B) CAI has recently announced that it has retained J.P. Morgan Securities Inc. and Smith Barney Inc. to act as financial advisors to CAI in connection with exploring strategic alternatives for the Company.

(C)  The following news releases were issued by the Company:

     (i) CAI WIRELESS SYSTEMS, INC. RESPONDS TO CLASS ACTION LAWSUIT, issued on November 25, 1996 (See Exhibit 99.1).

     (ii) CAI WIRELESS SYSTEMS, INC. RESPONDS TO RECENT NEWS, issued on December 6, 1996 (See Exhibit 99.2).

     (iii) CAI WIRELESS SYSTEMS, INC. RECEIVES FIRST FCC MARKET TRIAL APPROVAL TO USE WIRELESS CABLE SPECTRUM FOR TWO-WAY SERVICES, issued on December 16, 1996 (See Exhibit 99.3)

(D) CAI has been named in a class action lawsuit alleging various violations of the federal securities laws filed in the United State District Court for the Northern District of New York. The complaint, served upon the Company on December 8, 1996, names the Company, CAI's Chairman, Jared E. Abbruzzese and a director, Alan Sonnenberg, as well as The Corotoman Company, L.L.C., a significant shareholder in the Company, and its members.

Plaintiffs allege that defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the period from May 23, 1996 to October 29, 1996 (the "Class Period"). Plaintiffs claims arise out of alleged material misstatements and omissions in the Company's public disclosures during the Class Period, which produced a scheme to inflate the price of CAI securities enabling the individual defendants to sell CAI securities at such inflated prices.

Plaintiffs are seeking to be declared a plaintiff class action, unspecified damages and fees and expenses.

The Company has denied the allegations in the Complaint, does not believe that the lawsuit has merit and intends to vigorously defend the action.


                          Forward Looking Statements

The statements contained in this Form 8-K relating to the Company's operating results, and plans and objectives of management for future operations, including plans or objectives relating to the Company's products and services, constitute forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Actual results of the Company may differ materially from those in the forward looking statements and may be affected by a number of factors including the receipt of regulatory approvals, the availability of new strategic partners and their willingness to enter into arrangements with the Company, the terms of such arrangements, the success of the Company's trials in Rochester and New York, NY and Hartford, CT, subscriber equipment availability, tower space availability, absence of interference and the ability of the Company to redeploy or sell excess equipment, as well as other factors contained herein and in the Company's securities filings.

Item 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       C.  Exhibits

       EXHIBIT NO.         EXHIBIT DESCRIPTION             LOCATION

           99.1       Media Release - CAI Wireless         Page 8
                      Systems, Inc. Responds To
                      Class Action Lawsuit.

           99.2       Media Release - CAI Wireless         Pages 9-10
                      Systems, Inc. Responds To
                      Recent News.


           99.3       Media Release - CAI Wireless         Pages 11-12
                      Receives First FCC Market Trial
                      Approval To Use Wireless Cable
                      Spectrum For Two-Way Services
                      On December 16, 1996

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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        SIGNATURE                   TITLE                          DATE



/S/   JARED E. ABBRUZZESE    Chairman, Chief Executive Officer,    January 3, 1997
  Jared E. Abbruzzese        and Director (Principal Executive
                             Officer)



/S/    JAMES P. ASHMAN       Executive Vice President, Chief      January  3, 1997
        James P. Ashman      Financial Officer and Director
                             (Principal Financial Officer)



/S/    CRAIG J. KESSLER      Vice President and Controller        January 3, 1997
    Craig J. Kessler         (Principal Accounting Officer)


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